This Note Resale Registration Rights Agreement (this
     "Agreement") is made and entered into as of October 23, 1995 by and among SOFTKEY INTERNATIONAL INC., a Delaware corporation (the "Company"), and BEAR, STEARNS & CO. INC. and MONTGOMERY SECURITIES (collectively, the "Purchasers"), which Purchasers have agreed to purchase from the Company up to $402,500,000 principal amount of 51/2% Senior Convertible Notes due 2000 (the "Notes") pursuant to the Purchase Agreement (as defined below).

               This Agreement is made pursuant to the Purchase Agreement dated October 17, 1995 (the "Purchase Agreement") by and among the Company and the Purchasers. In order to induce the Purchasers to purchase the Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is provided for in the Purchase Agreement.

               The parties hereby agree as follows:

     SECTION 1.  DEFINITIONS

               As used in this Agreement, the following capitalized terms shall have the following meanings:

               Act:  Securities Act of 1933, as amended.

               Agreement:  As defined in the preamble hereto.

               Broker-Dealer: Any broker or dealer registered under the Exchange Act (as hereinafter defined).

               Closing Date:  The date of this Agreement.

               Commission:  Securities and Exchange Commission.

               Common Stock: Common Stock of the Company issuable upon conversion of the Notes.

               Company:  As defined in the preamble hereto.

               Consummate: An Exchange Offer (as hereinafter defined) shall be deemed "Consummated" for purposes of this Agreement upon
     (i) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the New Notes (as hereinafter defined) to be issued in the Exchange Offer, (ii) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to consummate the Exchange Offer, provided, however, that in no event shall such period be less than 20 business days, and (iii) the delivery by the Company to the registrar under the Indenture (as hereinafter defined) of New Notes in the same aggregate principal amount as the aggregate principal amount of Notes that were tendered by Holders (as hereinafter defined) thereof pursuant to the Exchange Offer.

               Effectiveness Target Date: As defined in Section 3 hereof.

               Exchange Act: Securities Exchange Act of 1934, as amended.

               Exchange Offer: The registration by the Company under the Act of the New Notes pursuant to the Exchange Offer Registration Statement through which the Company offers the Holders of all outstanding Transfer Restricted Securities (as hereinafter defined) the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for New Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

               Exchange Offer Registration Statement:  As defined in
     Section 3(c).

               Exempt Resales: The transactions in which the Purchasers propose to sell the Notes (i) to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act ("QIBs"), (ii) to certain institutional "accredited investors," as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Act ("Accredited Institutions") and (iii) outside the United States, to certain persons in offshore transactions in reliance on Regulation S under the Act.

               Holder:  As defined in Section 2(b) hereof.

               Indemnified Holder:  As defined in Section 6(a) hereof.

               Indenture: The Indenture dated as of October 16, 1995 by and among the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), pursuant to which the Notes are to be issued, as such Indenture is amended, modified or supplemented from time to time in accordance with the terms thereof.

               Interest Payment Date: As defined in the Indenture and the Notes.

               NASD:  National Association of Securities Dealers, Inc.

               New Notes:  As defined in Section 3(c) hereof.

               Person: An individual, partnership, corporation, trust, unincorporated organization or a government, agency or political subdivision thereof.

               Prospectus: The prospectus included in any Registration Statement, as amended or supplemented including without limitation by any post-effective amendments thereto, and all material incorporated by reference into such prospectus.

               Purchase Agreement:  As defined in the preamble hereto.

               Purchasers:  As defined in the preamble hereto.

               Registration Statement: The Shelf Registration Statement or the Exchange Offer Registration Statement of the Company which is filed pursuant to the provisions of Section 3 of this Agreement, including the Prospectus included therein, all amendments and supplements thereto (including any post-effective amendments) and all exhibits and material incorporated by reference therein.

               Shelf Filing Deadline:  As defined to Section 3 hereof.

               Shelf Registration Statement: As defined in Section 3 hereof.

               TIA:  The Trust Indenture Act of 1939 (15 U.S.C.
     Section 77aaa-77bbbb), as amended and in effect on the date of the Indenture.

               Transfer Restricted Securities: Each Note, and any Common Stock issued upon conversion of any Note, until the earliest to occur of (a) the date on which such Note or Common Stock, as the case may be, has been effectively registered under the Act and disposed of in accordance with an effective Shelf Registration Statement, (b) the date on which such Note is exchanged for a New Note in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (c) the date on which such Note or Common Stock, as the case may be, is distributed to the public pursuant to Rule 144 under the Act or by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein), and (d) the date on which such Note is converted into Common Stock in accordance with the terms and provisions of the Note and the Indenture.

               Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

     SECTION 2.  SECURITIES SUBJECT TO THIS AGREEMENT

               (a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer
     Restricted Securities.

               (b)  Holders of Transfer Restricted Securities.  A
     Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities of record.

     SECTION 3.  REGISTRATION

               (a)  Shelf Registration.  The Company hereby agrees to:

               (i) use its best efforts to file or cause to be filed a continuous registration statement pursuant to Rule 415 under the Act (together with the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and materials incorporated by reference therein, the "Shelf Registration Statement") on or prior to the 90th day after the Closing Date (the "Shelf Filing Deadline"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities, provided that the Holders thereof shall have provided the information required pursuant to
          Section 3(b) hereof; and

               (ii) use all reasonable efforts to cause the Shelf Registration Statement to be declared effective by the Commission as promptly as practicable after the Closing Date (the "Effectiveness Target Date").

     Subject to any notice by the Company in accordance with Section 4(b) hereof of the existence of any fact or event of the kind described in Section 4(b)(iii)(D) hereof, the Company shall use all reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 4(a) and (b) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 3(a) and to ensure that the Shelf Registration Statement conforms to the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time thereunder for a period of at least three years following the Closing Date.

               (b) Certificated Securities; Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless (i) such Holder holds such Transfer Restricted Securities in the form of definitive Notes (as provided in the Indenture) which are evidenced by physical certificates and (ii) until such Holder furnishes to the Company in writing, within 20 business days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with the Shelf Registration Statement or any Prospectus or preliminary Prospectus included therein. In connection with all such requests for information from Holders of Transfer Restricted Securities, the Company shall notify such Holders of the requirements set forth in the preceding sentence. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

               (c) Registered Exchange Offer. If, based upon a written opinion of counsel (other than in-house counsel) to the Company addressed and delivered to the Holders, the Company determines that it is permissible under applicable law and Commission policy to Consummate an Exchange Offer, the Company may Consummate an Exchange Offer in lieu of filing and maintaining the Shelf Registration Statement described herein.
     If the Company elects to Consummate an Exchange Offer in accordance with the provisions hereof, the Company shall (i) cause to be filed with the Commission no later than the Shelf Filing Deadline, a Registration Statement (the "Exchange Offer Registration Statement") under the Act relating to (A) a new issue of notes identical in all material respects to the Notes except as to transfer restrictions (the "New Notes") and (B) the shares of Common Stock issuable upon conversion of such New Notes), (ii) use all reasonable efforts to cause such Registration Statement to become effective no later than the Effectiveness Target Date, (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings in connection with the registration and qualification of the New Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer and
     (iv) upon the effectiveness of the Registration Statement, commence the Exchange Offer. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the New Notes (and the shares of Common Stock issuable upon conversion of such New Notes) shall be included in the Exchange Offer Registration Statement. The Company shall use all reasonable efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 business days after such effectiveness. The Exchange Offer shall be on the appropriate form permitting registration of the New Notes to be offered in exchange for the Notes and to permit resales of New Notes and shares of Common Stock received by Broker-Dealers in the Exchange Offer by delivering the Prospectus contained in the Exchange Offer Registration Statement. The "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement shall not name any such Broker-Dealer or disclose the amount of Notes held by any such Broker-Dealer except to the extent required by Commission policy. The Company shall use its best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for resales of New Notes acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year from the date on which the Exchange Offer Registration Statement is declared effective. The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such one-year period in order to facilitate such resales. Notwithstanding anything herein to the contrary, despite the Consummation of an Exchange Offer, the Company shall be required to file the Shelf Registration Statement in accordance with Section 3(a) hereof if any Holder of Transfer Restricted Securities shall notify the Company within 20 business days of the Consummation of the Exchange Offer (x) that such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, (y) that such Holder may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (z) that such Holder is a Broker-Dealer and holds Notes acquired directly from the Company or one of its affiliates.

     SECTION 4.  REGISTRATION PROCEDURES

               (a) In connection with any Shelf Registration Statement, the Company shall comply with all the provisions of
     Section 4(b) below and shall use all reasonable efforts to effect such registration to permit the resale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof.

               (b) In connection with any Registration Statement and any Prospectus required by this Agreement, the Company shall:

                      (i)  subject to any notice by the Company in
               accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii)(D) hereof, use all reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 of this Agreement; upon the occurrence of any event that would cause such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resales of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement correcting any such misstatement or omission, and, in the case of either clause (A) or
               (B), except as set forth in Section 4(b)(xv) below, use all reasonable efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

                     (ii) prepare and file with the Commission such amendments and post-effective amendments to such Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 hereof, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented, cause the Prospectus to be filed pursuant to Rule 424 under the Act and to comply fully with the applicable provisions of Rules 424 and 430A under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                    (iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment to any Registration Statement has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction or of the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event (including without limitation pending negotiations relating to, or the consummation of, a transaction or the occurrence of any event which would require additional disclosure of material, non-public information by the Company in the Registration Statement as to which the Company has a bona fide business purpose for preserving confidentiality or which renders the Company unable to comply with Commission requirements) that makes untrue any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                     (iv) furnish to each of the selling Holders, upon request, and to each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein and any amendments or supplements thereto (including all documents incorporated by reference prior to the effectiveness of such Registration Statement), which documents, other than documents incorporated by reference, will be subject to the review of such Holders and underwriter(s), if any, for a period of at least five business days, and the Company shall not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus to which a selling Holder of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object within five business days after the receipt thereof; a selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing only if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

                      (v)  if practicable, promptly prior to the
               filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus subsequent to the effectiveness thereof, and in any event no later than the date such document is filed with the Commission, provide copies of such document to the selling Holders, if requested, and to the underwriter(s), if any, make representatives of the Company available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

                     (vi)  make available at reasonable times for
               inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such selling Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Holder, underwriter(s), attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness;

                    (vii) if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities or New Notes, information with respect to the principal amount of Transfer Restricted Securities or New Notes being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities or New Notes to be sold in such offering; and make all required filings of any such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                   (viii) cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Notes or New Notes covered thereby or the underwriter(s), if any;

                     (ix)  [Intentionally omitted]

                      (x) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus intended for public distribution) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities or New Notes covered by the Prospectus or any amendment or supplement thereto;

                     (xi)  enter into such customary agreements
               (including an underwriting agreement), and make such customary representations and warranties, and, subject to any notice by the Company in accordance with this
               Section 4(b) of the existence of any fact or event of the kinds described in Section 4(b)(iii)(D) hereof, take all such other customary actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities or New Notes pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be requested by any Purchaser or by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company shall:

                         (A)  furnish to each Purchaser, each selling
                    Holder and each underwriter, if any (including any Broker-Dealer who may be deemed to be an underwriter), in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the effectiveness of the Shelf Registration Statement, and, to the extent applicable, upon the Consummation of the Exchange
                    Offer:

                              (1)  a certificate, dated the date of
                         effectiveness of the Shelf Registration
                         Statement (or, to the extent applicable, dated the date of Consummation of the Exchange Offer) signed by (y) the president or chief executive officer of the Company and
                         (z) the chief financial officer or the
                         principal financial or accounting officer or the Company, confirming, as of the date thereof, the matters set forth in Section 6(e)(i) and (iii) of the Purchase Agreement and such other matters as such parties may reasonably request;

                              (2)  opinions, dated the date of
                         effectiveness of the Shelf Registration
                         Statement (or, to the extent applicable, dated the date of Consummation of the Exchange Offer) of outside and in-house counsel, respectively, for the Company, covering the matters set forth in Sections 6(a) and (b) of the Purchase Agreement and such other matters as such parties may reasonably request; and

                              (3)  a customary comfort letter, dated
                         as of the date of effectiveness of the Shelf
                         Registration Statement (and, to the extent applicable, as of the date of Consummation of the Exchange Offer) from the independent certified public accountants of the Company, in the customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with primary underwritten offerings, and addressing the matters set forth in the comfort letters delivered pursuant to Section 6(f) of the Purchase Agreement, without exception;

                         (B)  set forth in full or incorporate by
                    reference in the underwriting agreement, if any, indemnification provisions and procedures substantially in the form of those set forth in
                    Section 6 hereof with respect to all parties required to be indemnified pursuant to said
                    Section 6; and

                         (C)  deliver such other documents and
                    certificates as may be reasonably requested by such parties to evidence compliance with clause
                    (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (xi), if any.

                    If at any time the representations and warranties
               of the Company indirectly referenced in clause (A)(1) above cease to be true and correct, the Company shall so advise the Purchasers and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

                    (xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s) may request; and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                   (xiii) cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two business days prior to any sale of Transfer Restricted Securities made by such underwriter(s);

                    (xiv) use all reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause
               (xii) above;

                     (xv) as soon as reasonably practicable after the occurrence of any fact or event of the kind described in clause (b)(iii)(D) above, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary, in light of the circumstances in which it was made, to make the statements therein not misleading, provided, however, that notwithstanding anything to the contrary herein, the Company shall not be required to prepare and file such a supplement or post-effective amendment or document if the fact no longer exists; and provided further, however, that, in the event of a material business transaction (including without limitation pending negotiations relating to such a transaction) which, based upon the advice of outside counsel reasonably acceptable to the Purchasers, would require disclosure by the Company in the Registration Statement of material, nonpublic information which the Company has a bona fide business purpose for not disclosing, then for so long as such circumstances and such business purpose continue to exist, the Company shall not be required to prepare and file a supplement or post-effective amendment hereunder;

                    (xvi) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of the Registration Statement and provide the Trustee under the Indenture with printed certificates for the Notes or New Notes, as the case may be, which are in a form eligible for deposit with the Depositary Trust Company;

                   (xvii) cooperate in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use all reasonable efforts to cause such Registration Statement to become effective and be approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

                  (xviii)  otherwise use its best efforts to comply
               with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter, as applicable, commencing after the effective date of the Registration Statement;

                    (xix) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required to be filed by this Agreement, and, in connection therewith: cooperate with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use all reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

                     (xx) cause all Transfer Restricted Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed if requested by the Holders of a majority in aggregate principal amount of Notes or the managing underwriter(s), if any; and

                    (xxi)  provide promptly to each Holder upon
               request any document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act.

               Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact or event of the kind described in Section 4(b)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of a supplemented or amended Prospectus as contemplated by Section 4(b)(xv) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to
     Section 4(b)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(b)(xv) hereof or shall have received the Advice.

               (c) In connection with the Exchange Offer, the Company shall comply with all of the provisions of Section 4(b) (other than those which are not applicable) and shall use its best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof. In addition, prior to effectiveness of the Exchange Offer Registration Statement, the Company shall provide a supplemental letter to the Commission (i) stating that they are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) and, if applicable, any no-action letter obtained by the Company and (ii) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the New Notes to be received in the Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Exchange Offer is acquiring the New Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the New Notes received in the Exchange Offer. As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that
     (A) it is not an affiliate of the Company, (B) it is not engaged in and does not intend to engage in and has no arrangement or understanding with any person to participate in, a distribution of the New Notes to be issued in the Exchange Offer and (C) it is acquiring the New Notes in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company's preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by
     Item 507 or 508, as applicable, of Regulation S-K if the resales are of New Notes obtained by such Holder in exchange for Notes acquired by such Holder directly from the Company.

     SECTION 5.  REGISTRATION EXPENSES

               (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Purchaser or Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses associated with compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing of any certificates evidencing the Notes and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and, as provided for in Section 5(b) below, the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing any securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

               The Company will, in any event, bear its own internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

               (b) In connection with any Registration Statement required by this Agreement, the Company agrees to reimburse the Purchasers and the Holders of Transfer Restricted Securities being registered pursuant to the Shelf Registration Statement (or, to the extent applicable, being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement) for the reasonable fees and disbursements of not more than one counsel, who shall be Simpson Thacher & Bartlett or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

     SECTION 6.  INDEMNIFICATION

               (a)  The Company agrees to indemnify and hold harmless
     (i) each Holder and (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any Holder (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Holder"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, costs and expenses ("Losses") (including, without limitation and as incurred, reimbursement of all costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such Losses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders for use therein. The Company shall notify the Holders promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company or any Indemnified Holder.

               (b) In case any action or proceeding (including, without limitation, any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company in writing (provided that the failure to give such notice shall not relieve the Company of its obligations pursuant to this Agreement). Any Indemnified Holder shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Holder, provided, however, that the fees and expenses of such counsel shall be at the expense of the Company if (i) the Company has failed to assume the defense and employ counsel reasonably satisfactory to the Holders or (ii) the named parties to any such action (including any impleaded parties) include such indemnified Holder and the Company and such Indemnified Holder shall have reasonably concluded that there may be one or more legal defenses available to it that are different from or in addition to those available to the Company; provided, further that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel, which firm shall be designated by the Holders, in connection with any action in the same jurisdiction, in addition to any local counsel. The Company shall not be liable for any settlement of any such action or proceeding effected with its prior written consent, which consent shall not be unreasonably withheld or delayed, and the Company agrees to indemnify and hold harmless any Indemnified Holder from and against any Loss by reason of any settlement of any action effected with its written consent. The Company shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of a judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

               (c) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers, and any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, and the respective officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder for use in any Registration Statement or Prospectus. In case any action or proceeding shall be brought against any of Company or its directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company, and each of the Company or its directors or officers of such controlling person shall have the rights and duties given to each Holder by the proceeding paragraph. In no event shall the liability or any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the securities registered pursuant to provisions hereof giving rise to such indemnification obligation.

               (d)  If the indemnification provided for in this
     Section 6 is unavailable to a party entitled to indemnification in respect of any Losses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holders on the other hand from their sale of Transfer Restricted Securities or
     (ii) if such allocation is not permitted by applicable law, the relative fault of the Company on the one hand and of the Indemnified Holder on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution obligations of each indemnifying party set forth herein shall be in addition to any liability or obligation such indemnifying party may otherwise have to any indemnified party.

               The Company and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, none of the Holders (and their related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total proceeds received by such Holder with respect to the Notes exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 6(d) are several in proportion to the respective principal amount of Notes held by each of the Holders hereunder and not joint.

     SECTION 7.  RULE 144A

               The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchase of such Transfer Restricted Securities from such Holder or beneficial owner, any information required to be supplied to a Holder by Rule 144A(d)(4) under the Act in order to permit offers and sales of such Transfer Restricted Securities pursuant to Rule 144A.

     SECTION 8.  PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

               No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

     SECTION 9.  SELECTION OF UNDERWRITERS

               The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Company.

     SECTION 10.    MISCELLANEOUS

               (a) Remedies. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

               (b) No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

               (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities.

               (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return-receipt requested), telex, telecopier or courier guaranteeing overnight delivery;

                      (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

                     (ii)  if to the Company:

                              SoftKey International Inc.
                              One Athenaeum Street
                              Cambridge, MA  02142
                              Attention:  General Counsel

                         with a copy to:

                              Skadden, Arps, Slate Meagher & Flom
                              One Beacon Street
                              Boston, MA  02108
                              Attention:  Louis A. Goodman

               All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to a courier guaranteeing overnight delivery.

               Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

               (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

               (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

               (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions contained herein shall not be affected or impaired thereby.

               (j) Entire Agreement. This Agreement, together with the other Transaction Documents (as defined in the Purchase Agreement), is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.


               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        SOFTKEY INTERNATIONAL INC.

                                        By:___________________________
                                           Name:
                                           Title:

     BEAR, STEARNS & CO. INC.

     By:_______________________
        Name:
        Title:

     MONTGOMERY SECURITIES

     By:_______________________
        Name:
        Title:





                 NOTE RESALE REGISTRATION RIGHTS AGREEMENT

                        Dated as of October 23, 1995

                                by and among

                         SOFTKEY INTERNATIONAL INC.

                                    and

                          BEAR, STEARNS & CO. INC.
                           MONTGOMERY SECURITIES





                                                  November 22, 1995

     Bear, Stearns & Co. Inc.
     Montgomery Securities
     c/o Bear, Stearns & Co. Inc.
     245 Park Avenue, 2nd Floor
     New York, New York  10167

     Ladies and Gentlemen:

               This letter is written in connection with the offering of $350,000,000 5 1/2% Senior Convertible Notes Due 2000 by SoftKey International Inc. (the "Company") and the Note Resale Registration Rights Agreement (the "Note Resale Registration Rights Agreement"), dated October 23, 1995, among the Company, Bear, Stearns & Co. Inc. and Montgomery Securities (collectively, the "Initial Purchasers"). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the the Note Resale Registration Rights Agreement.

               1. The Company and the Initial Purchasers hereby agree to amend the definition of "Transfer Restricted Securities" contained in Section 1 of the Note Resale Registration Rights Agreement by deleting such definition in its entirety and substituting the following:

               "Transfer Restricted Securities: Each Note (other than any Note represented by the Regulation S Global Note or any definitive Note not bearing the legend required by Section 2.5(d) of the Indenture), and any Common Stock issued upon conversion of any such Note, until the earliest to occur of (a) the date on which such Note or Common Stock, as the case may be, has been effectively registered under the Act and disposed of in accordance with an effective Shelf Registration Statement, (b) the date on which such Note is exchanged for a New Note in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (c) the date on which such New Note or Common Stock, as the case may be, is distributed to the public pursuant to Rule 144 under the Act or by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein), and (d) the date on which such Note is converted into Common Stock in accordance with the terms and provisions of the Note and the Indenture."

               2. Except as expressly modified hereby, all the provisions of the Note Resale Registration Rights Agreement are and shall continue to be in full force and effect. Each reference in the Note Resale Registration Rights Agreement to "this Agreement", "hereunder", "hereof" and words of like import referring to the Note Resale Registration Rights Agreement and each reference in any other transaction documents relating thereto shall mean the Note Resale Registration Rights Agreement as amended hereby.

               If the above correctly reflects your understanding and agreement with respect to the foregoing matters, please so confirm by signing the enclosed copy of this letter agreement.

                                   SOFTKEY INTERNATIONAL INC.

                                   By:
                                       Name:
                                       Title:

     Accepted:

     BEAR, STEARNS & CO. INC.

     By:
         Name:
         Title:

     MONTGOMERY SECURITIES

     By:
         Name:
         Title: